Exhibit 99.1

Campus Crest Shareholders Approve Acquisition by
Harrison Street Real Estate Capital

Charlotte, NC – January 26, 2016 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company” or “Campus Crest”), announced today that holders of its outstanding shares of common stock approved the acquisition (the “Merger”) of Campus Crest by affiliates of Harrison Street Real Estate Capital, LLC ("Harrison Street") at the Company’s annual shareholder meeting held earlier today. Approximately 99.3% of the votes cast were in favor of the Merger.

The closing of the Merger remains subject to the satisfaction or waiver of customary closing conditions related to the Merger, including but not limited to the receipt of certain lender consents. Campus Crest currently expects the Merger to close by the end of February. Upon the closing of the Merger, the Company will no longer be a publicly-held company and shares of its common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Aaron Halfacre, President and Chief Investment Officer of Campus Crest, said, “We are pleased by our investors’ overwhelming support of the transaction. Campus Crest and Harrison Street are working diligently toward a successful closing and look forward to announcing the official closing date once all of the closing conditions have been satisfied.”

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 79 student housing properties with over 42,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

About Harrison Street Real Estate Capital

Harrison Street Real Estate Capital is a real estate private equity firm founded in 2005 by real estate veteran Christopher Merrill, Chris Galvin (former Chairman & CEO of Motorola) & Mike Galvin (former Assistant Secretary of the U.S. Commerce Department for Export Administration) that directly and through its affiliates, has approximately $8 billion in assets under management (AUM) through commingled funds and public securities products. The commingled funds focus exclusively on the Education, Healthcare and Storage segments of the US & European real estate markets. Since inception, the Firm has acquired or developed over $10 billion of real estate throughout 480 properties in 40 states including over 63,000 student housing beds, more than 14,000 senior housing units, over 5.9 million square feet of medical office space, and more than 92,000 self-storage units. For more information please visit www.harrisonst.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which include statements regarding the proposed Merger between the Company and Harrison Street, may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements, as they relate to the Company or Harrison Street, the management of either such company or the proposed Merger, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. The Company intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others in connection with the proposed Merger; the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including obtaining lender consents and other closing conditions more fully described in the Merger agreement; risks that the proposed Merger disrupts current plans and operations of the Company; potential difficulties in employee retention as a result of the proposed Merger; the value of any CVRs which may be issued in connection with the Merger; legislative, regulatory and economic developments; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with colleges and universities, relationships with tenants, operating results and business generally, and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 and in other documents filed with the Securities and Exchange Commission (“SEC”) by the Company. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in the Company’s Annual Report on Form 10-K and other periodic filings with the SEC.

Contact:

Investor Relations

(704) 496-2500

Investor.Relations@CampusCrest.com